UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Ordinary shares, par value $0.01 per share	MNKTQ(1)	N/A(1)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

(1) On September 6, 2023, NYSE Regulation filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the ordinary shares of Mallinckrodt plc (the “ordinary shares”) from NYSE American LLC. The delisting will be effective 10 days thereafter. The deregistration of the ordinary shares under section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after the filing date of the Form 25, at which point the ordinary shares will be deemed registered under Section 12(g) of the Exchange Act. The ordinary shares began trading in the market for unlisted securities on August 29, 2023 under the symbol “MNKTQ.”

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on August 28, 2023 (the “Petition Date”), Mallinckrodt plc (“Mallinckrodt” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) voluntarily initiated proceedings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) with a prepackaged chapter 11 plan (the “Plan”) as contemplated by the restructuring support agreement dated as of August 23, 2023, by and among the Company, certain of its subsidiaries, certain creditors and the Opioid Master Disbursement Trust II (the “RSA”). In connection with the Chapter 11 Cases, the Debtors filed a variety of “first day” motions with the Bankruptcy Court, including, among others, a motion (the “DIP Motion”) seeking approval of a debtor-in-possession financing and authority to enter into a Senior Secured Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Company, Mallinckrodt International Finance S.A. (“MIFSA”) and Mallinckrodt CB LLC (together with MIFSA, the “DIP Borrowers”), as debtors and debtors-in-possession, the lenders from time to time party thereto (the “DIP Lenders”), Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Acquiom Agency Services LLC, as collateral agent. On or about August 30, 2023, the Bankruptcy Court entered orders approving the Company’s “first day” motions, including an order granting the relief requested in the DIP Motion on an interim basis (the “Interim DIP Order”).

On September 8, 2023, the Company, the DIP Borrowers and the other parties thereto entered into the DIP Credit Agreement, which provides the following:

•	The DIP Lenders will provide a priming, senior secured, super-priority debtor-in-possession term loan facility in the aggregate principal amount (exclusive of capitalized fees) of $250 million (the “DIP Facility”, and the term loans advanced (or deemed advanced) thereunder, the “DIP Loans”), of which (i) an initial draw amount of up to $150 million became available (and was drawn) in a single drawing upon entry of the Interim DIP Order, effectiveness of the DIP Credit Agreement and satisfaction of the other applicable conditions set forth in the DIP Credit Agreement, and (ii) an additional amount of up to $100 million that will be made available in a single drawing upon entry of a final order granting the relief requested in the DIP Motion (the “Final DIP Order”) and satisfaction of the other applicable conditions set forth in the DIP Credit Agreement.

•	Borrowings under the DIP Facility are (a) senior secured obligations of the DIP Borrowers, (b) guaranteed by the Company and each of the other Debtors and (c) secured by (i) priming, automatically perfected first priority liens and security interests on all property and assets of the Debtors securing the Company’s pre-petition secured term loans and notes and (ii) automatically perfected first priority liens and security interests on all of the Debtors’ other now-owned and hereafter-acquired real and personal property and assets, in each case subject to certain carve outs and conditions.

•	The DIP Loans will accrue interest at a rate equal to the secured overnight financing rate as administered by the SOFR Administrator (“SOFR”) plus 8.00%, subject to a floor of 1.00% SOFR. Upon the effectiveness of the DIP Credit Agreement, the DIP Borrowers caused a fee equal to 12.00% of the $250 million in backstop commitments held by certain DIP Lenders providing such commitments to be paid. Such fee was paid in kind by increasing the principal amounts of the DIP Loans.

•	On the effective date of the Plan (the “Plan Effective Date”), the principal amount of outstanding DIP Loans shall be either (i) repaid in cash or (ii) exchanged for an equivalent principal amount of the new first priority takeback term loans (as described in the RSA) (or a combination thereof), in each case as set forth in the Plan. Any accrued and unpaid interest on the Plan Effective Date shall be paid in full in cash.

•	Unless converted to new first priority takeback term loans or repaid in cash on the Plan Effective Date, in each case as set forth in the Plan, all obligations under the DIP Credit Agreement and other security documents, guarantees and other legal documentation (collectively, the “DIP Loan Documents”) will be due and payable in full in cash on the earliest of: (a) the date that is 12 months after the Petition Date; (b) 50 calendar days after the Petition Date if the Final DIP Order has not been entered by such date; (c) the date of acceleration of such obligations in accordance with the DIP Credit Agreement and the other DIP Loan Documents; (d) the effective date of any plan of reorganization or liquidation in the Chapter 11 Cases; (e) the date on which the sale of all or substantially all of the Debtors’ assets is consummated; (f) the date on which termination of the RSA occurs; (g) the date the Bankruptcy Court converts any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (h) the date the Bankruptcy Court dismisses any of the Chapter 11 Cases; (i) the date an order is entered in any Chapter 11 Case appointing a chapter 11 trustee or examiner with enlarged powers; and (j) other customary circumstances as set forth in the DIP Credit Agreement.

•	The DIP Credit Agreement includes various customary affirmative, negative and financial covenants and events of default, including (a) a requirement that the Debtors and their consolidated subsidiaries to maintain at least $100 million minimum Liquidity (as defined in the DIP Credit Agreement) as of the date that is one month after the closing date of the DIP Credit Agreement and each subsequent monthly anniversary of such date and (b) customary case milestones.

Important information about the Chapter 11 Cases, including court filings and other information, are available on a separate website administrated by the Company’s claims agent, Kroll, at https://restructuring.ra.kroll.com/mallinckrodt2023. Such information, which may be material, may be filed with the Bankruptcy Court without the filing of an accompanying Current Report on Form 8-K. This website contains third-party content and is provided for convenience only. The documents and other information available on this website are not incorporated by reference into, and do not constitute a part of, this Current Report on Form 8-K.

The foregoing summary of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	DIP Credit Agreement, dated as of September 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President , Chief Legal Officer & Corporate Secretary

Date: September 11, 2023